EXHIBIT 4.4
                                   -----------


                                                               November 22, 1999

                          COPYRIGHT SECURITY AGREEMENT

     This Agreement, dated as of November 22, 1999, is made by The Leather Factory, Inc., a Delaware corporation, The Leather Factory, Inc., a Texas corporation, The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., a New York corporation, and Hi-Line Leather Manufacturing & Co., a California corporation (collectively, the "Debtors" and each a "Debtor") having a mailing address at 3847 E. Loop 820 South, P.O. Box 50429, Ft. Worth, Texas 76105, for the benefit of Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Secured Party"), having a place of business at 4975 Preston Park Blvd. Suite 280, Plano, Texas 75093.

     The Debtor is the owner of all of the copyrighted works, registrations, and applications for registration described in Schedule A hereto.

     Pursuant to a Credit and Security Agreement of even date herewith by and among the Debtors and the Secured Party of even date herewith (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement"), the Secured Party has agreed to extend credit facilities to the Borrowers.

     As a condition to extending credit under the Credit Agreement, the Lender has required that the Borrowers execute this agreement to evidence the security interest granted to the Secured Party in any copyrights or copyright applications not expressly covered by by other security agreements.

     ACCORDINGLY, in consideration of the agreements of the Secured Party set forth in the Credit Agreement, the Debtors hereby agree as follows:

     1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement. In addition, the following terms have the meanings set forth below:

          "Copyrights" means all of each Debtor's right, title and interest in and to all copyrightable works and all copyrights of each Debtor and licenses thereunder, whether presently existing or hereafter arising, including but not limited to the registered copyrights, applications to register copyrights, and unregistered works (if any) listed on Schedule A.

          "Event of Default" means (i) an Event of Default, as defined in the Credit Agreement or any other credit agreement or security agreement now in existence or hereafter entered into by any Debtor, or (ii) any breach by any Debtor of any obligation of a Debtor under this Agreement.

     2. Security Interest. In order to secure the Obligations, each Debtor hereby confirms and acknowledges that it has granted and created (and, to the extent not previously granted under the Credit Agreement, does hereby irrevocably grant and create) a security interest, with power of sale to the extent permitted by law, in the Copyrights. This security interest is in any and all rights of Debtor that may exist or hereafter arise under any copyright law now or hereinafter in effect in the United States of America or in any other country. This Agreement and the security interest created hereby include and apply to any and all future advances made by the Secured Party to any Debtor.

     3.  Representations and Warranties.  The Debtors represent and warrant that
(a) one or more Debtors owns each of the works and rights listed in Schedule A, free and clear of any security interest, lien or claim, other than security interests in favor of the Secured Party, and (b) the Copyrights listed in Schedule A include all copyrightable works owned or controlled by any Debtor as of the effective date hereof, excluding immaterial copyrights.

     4. Satisfaction. Upon full payment or satisfaction of the Obligations, termination of any obligation of the Secured Party to make Advances to any Debtor and termination of any credit facility between any Debtor and the Secured Party (whether such credit facility is discretionary or committed), this Agreement, and the rights granted hereunder to the Secured Party, shall be terminated upon demand by a written termination statement to the effect that the Secured Party no longer claims a security interest under this Agreement.

     5. Administration of Copyrights. Prior to the occurrence of an Event of Default, the Debtor may control and manage the Copyrights, including the right to make and distribute copies of the works covered thereby, and may receive and use the income, revenue, profits, and royalties that arise from the use of the Copyrights and any licenses thereunder, in the same manner and to the same extent as if this Agreement had not been entered into. The Debtors shall give the Secured Party prompt notice of any change in the status of said copyrights or any Debtor's rights thereunder.

     6. Protection of Copyrights. The Debtors covenant that they will at their own expense protect, defend and maintain the Copyrights to the extent reasonably advisable in their business, and if the Debtors fail to do so, the Secured Party may (but shall have no obligation to) do so in the Debtors' names or in the Secured Party's name, but at the Debtors' expense, and the Debtors shall reimburse the Secured Party in full for all expenses, including reasonable attorney's fees incurred by the Secured Party in protecting, defending and maintaining the Copyrights. The Debtors further covenant that they will give notice to the Secured Party sufficient to allow the Secured Party to timely carry out the provisions of this paragraph.

     7. Remedies. Upon the occurrence of an Event of Default, the Secured Party may, at its option, exercise any one or more of the following remedies: (a) exercise all rights and remedies available under the Uniform Commercial Code, as then in effect in any jurisdiction, or under any applicable law; (b) sell, assign, transfer, pledge, encumber or otherwise dispose of any Copyright; (c) enforce any Copyright, and any licenses thereunder; and (d) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Copyrights, against the Debtors or against any other person or property. Upon the exercise of any remedy by the Secured Party hereunder, each Debtor shall be deemed to have waived all of its rights provided in 17 U.S.C. ss. 106A or any other "moral rights of authors." If the Secured Party shall exercise any remedy under this Agreement, the Debtors shall, at the request of the Secured Party, do any and all lawful acts and execute any and all proper documents required by the Secured Party in aid of thereof. For the purposes of this paragraph, each Debtor appoints the Secured Party as its attorney with the right, but not the duty, to endorse such Debtor's name on all applications, documents, papers and instruments necessary for the Secured Party to (i) act in its own name or enforce or use the Copyrights, (ii) grant or issue any exclusive or non-exclusive licenses under the Copyrights to any third party, and/or (iii) sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of any Copyright. Each Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until satisfaction of this Agreement in accordance with paragraph 4. The Debtors shall reimburse the Secured Party for all attorney's fees and expenses of all types incurred by the Secured Party, or its counsel, in connection with the exercise of the rights of the Secured Party under this Agreement, together with interest thereon from the date or dates the same were incurred at the Default Rate.

     8. General Rights and Obligations. Except as expressly set forth herein, the rights and obligations of the Debtor and the Secured Party with respect to the Copyrights shall in all respects be governed by the Credit Agreement, the terms of which are incorporated as fully as if set forth at length herein. The Collateral, as defined in the Credit Agreement, shall be deemed to include (but not be limited to) the Copyrights.

     IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the date and year first above-written.

                                       THE  LEATHER FACTORY, INC., a
                                       Delaware corporation, THE LEATHER
                                       FACTORY, INC., a Texas corporation, THE
                                       LEATHER FACTORY, INC., an Arizona
                                       corporation, ROBERTS, CUSHMAN &
                                       COMPANY, INC., and HI-LINE
                                       LEATHER MANUFACTURING & CO.

                                       By /s/ Wray Thompson
                                          -----------------
                                          Wray Thompson
                                          Its President

STATE OF _________         )
                           )
COUNTY OF ________         )

     The foregoing instrument was acknowledged before me this ____ day of November, 1999, by Wray Thompson, the President of The Leather Factory, Inc., a Delaware corporation, The Leather Factory, Inc., a Texas corporation, The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., a New York corporation, and Hi-Line Leather Manufacturing & Co., a California corporation, on behalf of the corporations.

                                               ---------------------------------
                                                          Notary Public

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                                                                Schedule A
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                                  Registrations
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Title                             Copyright Year              Copyright Number
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                                  Applications
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Title                                                         Copyright Year
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